                           SCHEDULE 14A INFORMATION

  Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
                                     1934
                               (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

                                          [_Confidential,]for Use of the
[_]Preliminary Proxy Statement              Commission Only (as Permitted by
                                            Rule 14a-6(e)(2))

[X]Definitive Proxy Statement

[_]Definitive Additional Materials

[_]Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                                   eBay Inc.
             -----------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


             -----------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]No fee required.

[_]$125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
   Item 22(a)(2) of Schedule 14A.

[_]$500 per each party to the controversy pursuant to Exchange Act Rule 14a-
   6(i)(3).

[_]Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

  (1) Title of each class of securities to which transaction applies:

  (2) Aggregate number of securities to which transaction applies:

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

  (4) Proposed maximum aggregate value of transaction:

  (5) Total fee paid:

[_]Fee paid previously with preliminary materials.

[_]Check box if any part of the fee is offset as provided by Exchange Act Rule
   0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1) Amount Previously Paid:

  (2) Form, Schedule or Registration Statement No.:

  (3) Filing Party:

  (4) Date Filed:

   Notes:

                                   eBAY INC.
                              2145 Hamilton Avenue
                           San Jose, California 95125

                               ----------------

                    Notice of Annual Meeting of Stockholders
                           to be held on May 23, 2000

                               ----------------

TO THE STOCKHOLDERS OF EBAY INC.:

   Notice Is Hereby Given that the Annual Meeting of Stockholders of eBay Inc., a Delaware corporation (the "Company") will be held on Tuesday, May 23, 2000 at 9:00 a.m. local time at Network Meeting Center at Techmart, Silicon Valley Room, 5201 Great America Parkway, Santa Clara, California 95054 for the following purposes:

    1. To elect three directors to hold office until the 2003 Annual Meeting of Stockholders.

    2.  To approve the 1999 Global Equity Incentive Plan.

    3. To ratify the selection of PricewaterhouseCoopers LLP as independent auditors of the Company for our fiscal year ending December 31, 2000.

    4. To transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting thereof.

   These business items are more fully described in the Proxy Statement accompanying this Notice.

   The Board of Directors has fixed the close of business on March 27, 2000 as the record date for identifying those stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement of this meeting.

                                          By Order of the Board of Directors,

                                          /s/ Michael R. Jacobson

                                          Michael R. Jacobson
                                          Secretary

San Jose, California

April 19, 2000


 All Stockholders are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy as promptly as possible to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for that purpose. Even if you have given your proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain from the record holder a proxy issued in your name.

                                 eBAY INC.
                              2145 Hamilton Avenue
                           San Jose, California 95125

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS

                                  May 23, 2000

                 INFORMATION CONCERNING SOLICITATION AND VOTING

General

   The enclosed proxy is solicited on behalf of the Board of Directors of eBay Inc. for use at the Annual Meeting of Stockholders to be held on May 23, 2000, at 9:00 local time (the "Annual Meeting"), or at any adjournment or postponement of this meeting, for the purposes set forth in this proxy statement and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at Network Meeting Center at Techmart, Silicon Valley Room, 5201 Great America Parkway, Santa Clara, California 95054. We intend to mail this proxy statement and accompanying proxy card on or about April 19 , 2000, to all stockholders entitled to vote at the Annual Meeting.

Solicitation

   We will pay for the entire cost of proxy solicitations, including preparation, assembly, printing and mailing of proxy solicitation materials. We will provide copies of solicitation materials to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward these materials to the beneficial owners of Common Stock. We may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials. Directors, officers or other regular employees of ours or, if we request, Georgeson Shareholder Communications Inc., may also solicit proxies by telephone, telegram or in-person. We will not additionally compensate directors, officers or other regular employees for these services but Georgeson Shareholder Communications Inc. will be paid its customary fee of approximately $6,500 if we use it for solicitation.

Voting Rights and Outstanding Shares

   Only stockholders of record at the close of business on March 27, 2000 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on March 27, 2000, 130,534,470 shares of Common Stock were outstanding and entitled to vote. Each holder of record of Common Stock on that date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

   The inspector of election appointed for the meeting will tabulate all votes and will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved.

Revocability of Proxies

   Any person giving a proxy in response to this solicitation has the power to revoke it at any time before it is voted. Proxies may be revoked by any of the following actions:

  . filing a written notice of revocation with our Secretary at our principal executive office (2145 Hamilton Avenue, San Jose, California 95125);

  . filing with our Secretary at our principal executive office (2145
    Hamilton Avenue, San Jose, California 95125) a properly executed proxy showing a later date; or

  . attending the meeting and voting in person (attendance at the meeting will not, by itself, revoke a proxy).

Stockholder Proposals

   Proposals of stockholders that are intended to be presented at the Company's 2000 Annual Meeting of Stockholders must be received by the Company not later than December 20, 2000, in order to be included in the proxy statement and proxy relating to that Annual Meeting. Stockholders are also advised to review the Company's Bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.

                                   Proposal 1

                             Election Of Directors

   eBay's Certificate of Incorporation and Bylaws provide that the Board of Directors shall be divided into three classes. The first class currently consists of two directors, the second class currently consists of three directors and the third class currently consists of two directors. The term of office for the first class expires at the annual meeting of stockholders to be held in 2002, the term of office for the second class expires at the annual meeting of stockholders to be held on May 23, 2000 and the term of office for the third class expires at the annual meeting of stockholders to be held in 2001. The term of each of these three classes will then expire at the third annual meeting following the date of expiration described in the previous sentence. A director elected to fill a vacancy (including a vacancy created by an increase in the Board of Directors) will serve for the remainder of the term of the class of directors in which the vacancy occurred and until his or her successor is elected and qualified.

   The Board of Directors is presently composed of seven members. There are three directors in the class whose term of office expires in 2000. Two of the nominee for election to this class are currently members of the Board of Directors who were previously elected by the stockholders. The one additional nominee was appointed by the Board of Directors in December 1999. If elected at the Annual Meeting, each of the nominees would serve until the 2003 annual meeting and until his or her successor is elected and has qualified, or until his earlier death, resignation or removal.

   Directors are elected by a plurality (excess of votes cast over opposing nominees) of the votes present in person or represented by proxy and entitled to vote at the meeting. Shares represented by signed proxies will be voted, if authority to do so is not withheld, for the election of the three nominees named below. If any nominee unexpectedly is unavailable for election, these shares will be voted for the election of a substitute nominee proposed by management. Each person nominated for election has agreed to serve if elected. Management has no reason to believe that any nominee will be unable to serve.

   Set forth below is biographical information for each person nominated and each director whose term of office will continue after the Annual Meeting.

Nominees for Election for a Three-year Term Expiring at the 2003 Annual Meeting

Dawn G. Lepore

   Ms. Dawn G. Lepore, age 46, has served as a director of eBay since December 1999. Ms. Lepore is Vice Chairman and Chief Information Officer and a member of the Management Committee of the Charles Schwab Corporation where she has served for over sixteen years in various capacities. Prior to her appointment as Chief Information Officer at Schwab in October 1993, Ms. Lepore served as Senior Vice President of Information Technology at Schwab from May 1993 to October 1993, responsible for the development of a wide range of systems to support Schwab's growing product offerings and client base. She also led a strategic initiative for redesigning Schwab's entire technology platform. Ms. Lepore currently serves on the board of directors of the Times Mirror Company and Viador, Inc. Ms. Lepore holds a B.A. degree from Smith College in Music.

Pierre M. Omidyar

   Mr. Pierre M. Omidyar, age 32, founded eBay as a sole proprietorship in September 1995. He has been a director and Chairman of the Board since eBay's incorporation in May 1996 and also served as its Chief Executive Officer, Chief Financial Officer and President from inception to February 1998, November 1997 and August 1996, respectively. Prior to founding eBay, Mr. Omidyar was a developer services engineer at General Magic, a mobile communication platform company from December 1994 to July 1996. Mr. Omidyar co-founded Ink Development Corp. (later renamed eShop) in May 1991 and served as a software engineer there from May 1991 to September 1994. Prior to co-founding Ink, Mr. Omidyar was a developer for Claris, a subsidiary of Apple Computer, and for other Macintosh-oriented software development companies. Mr. Omidyar holds a B.S. degree in Computer Science from Tufts University.

Howard D. Schultz

   Mr. Howard D. Schultz, age 46, has served as a director of eBay since June 1998. Mr. Schultz is the founder of Starbucks Corporation, a provider of gourmet coffee, and has been its Chairman of the Board and Chief Executive Officer since its inception in 1985. From 1985 to June 1994, Mr. Schultz was also President of Starbucks. Mr. Schultz was the director of Retail Operations and Marketing for Starbucks Coffee Company, a predecessor to Starbucks, from September 1982 to December 1985 and was the Chairman of the Board, Chief Executive Officer and President of Il Giornale Coffee Company, a predecessor to Starbucks, from January 1986 to July 1987. Mr. Schultz is also one of two founding members of Maveron LLC, a company providing advisory services to consumer-based businesses, and is one of two members of a limited liability company that serves as a general partner of its affiliated venture capital fund, Maveron Equity Partners, L.P. Mr. Schultz also serves on the board of directors of Drugstore.com, Inc.

                       THE BOARD OF DIRECTORS RECOMMENDS
                     A VOTE IN FAVOR OF EACH NAMED NOMINEE.

Directors Continuing in Office Until the 2001 Annual Meeting

Phillipe Bourguignon

   Mr. Phillipe Bourguignon, age 52, has served has a director of eBay since December 1999. Mr. Bourguignon has served as Chairman of the Board of Club Mediterranee S.A., since April 1997. Prior to this appointment, Mr. Bourguignon was Chief Executive Officer of Euro Disney S.A., the parent Company of Disneyland Paris, since 1993 and Executive Vice President of the Walt Disney Company (Europe) S.A., since October 1996. Mr. Bourguignon was named President of Euro Disney in 1992, a post he held through April 1993. He joined the Walt Disney company in 1988 as head of Real Estate development. Mr. Bourguignon holds a Masters Degree in Economics at the University of Aix-en-Provence and holds a post-graduate diploma from the Institut d'Administration des Enterprises (IAE) in Paris.

Margaret C. Whitman

   Ms. Margaret C. Whitman, age 43, has served as President and Chief Executive Officer of eBay since February 1998 and as a director since March 1998. From January 1997 to February 1998, she was General Manager of the Preschool Division of Hasbro Inc., a toy company. From February 1995 to December 1996, Ms. Whitman was employed by FTD, Inc., a floral products company, most recently as President, Chief Executive Officer and a director. From October 1992 to February 1995, Ms. Whitman was employed by The Stride Rite Corporation in various capacities, including President, Stride Rite Children's Group and Executive Vice President, Product Development, Marketing & Merchandising, Keds Division. From May 1989 to October 1992, Ms. Whitman was employed by The Walt Disney Company, an entertainment company, most recently as Senior Vice President, Marketing, Disney Consumer Products. Before joining Disney, Ms. Whitman was at Bain & Co., a consulting firm, most recently as a Vice President. Ms. Whitman currently serves on the board of directors of Staples, Inc. Ms. Whitman holds an A.B. degree in Economics from Princeton University and an M.B.A. degree from the Harvard Business School.

Directors Continuing in Office Until the 2002 Annual Meeting

Scott D. Cook

   Mr. Scott D. Cook, age 47, has served as a director of eBay since June 1998. Mr. Cook is the founder of Intuit Inc., a financial software developer. Mr. Cook has been a director of Intuit since March 1984 and its Chairman of the Board since March 1993. From March 1984 to April 1994, Mr. Cook served as President and Chief Executive Officer of Intuit. Mr. Cook also serves on the board of directors of Amazon.com. Mr. Cook holds a B.A. degree in Economics and Mathematics from the University of Southern California and an M.B.A. degree from the Harvard Business School.

Robert C. Kagle

   Mr. Robert C. Kagle, age 44, has served as a director of eBay since June 1997. Mr. Kagle has been a Member of Benchmark Capital Management Co., L.L.C., the General Partner of Benchmark Capital Partners, L.P. and Benchmark Founders' Fund, L.P., since its founding in May 1995. Mr. Kagle also has been a General Partner of Technology Venture Investors since January 1984. Mr. Kagle also serves on the board of directors of Ariba, Inc. and E-LOAN, Inc. Mr. Kagle holds a B.S. degree in Electrical and Mechanical Engineering from the General Motors Institute (renamed Kettering University in January 1998) and an M.B.A. degree from the Stanford Graduate School of Business.

Board Committees and Meetings

   During 1999, the Board of Directors held 12 meetings. The Board has an Audit Committee and a Compensation Committee.

   The Audit Committee reviews our financial statements and accounting practices, makes recommendations to the Board regarding the selection of independent auditors and reviews the results and scope of the audit and other services provided by our independent auditors. The Audit Committee was composed of two non-employee directors: Messrs. Kagle and Cook until March 21, 2000, at which time Ms. Lepore was appointed as an additional member. It met twice during 1999.

   The Compensation Committee makes recommendations to the Board concerning salaries and incentive compensation for our officers and employees and administers our employee benefit plans. The Compensation Committee was composed of two non-employee directors: Messrs. Kagle and Schultz until March 21, 2000 at which time Mr. Bourguignon was appointed as an additional member. It met once during 1999.

   During 1999, each Board member attended 75% or more of the meetings held by the Board and each committee member attended 75% or more of the meetings held by the committees on which he served.

                                   Proposal 2

               Approval of the 1999 Global Equity Incentive Plan

   In October 1999 our Board of Directors adopted the 1999 Global Equity Incentive Plan (the "international plan") and reserved 2,500,000 shares of common stock for issuance under the international plan subject to finalization of the terms of the international plan by the Compensation Committee and to stockholder approval. In February 2000 the Compensation Committee of the Board approved the final version of the international plan.

   Stockholders are requested in this Proposal 2 to approve the international plan. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

                       THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 2.

   The essential features of the international plan are outlined below:

General

   The international plan provides for the grant of stock options, stock bonuses and restricted stock purchase awards (collectively "awards"). Options granted under the international plan are not intended to qualify as incentive stock options under the Internal Revenue Code.

Purpose

   We adopted the international plan to provide a means by which employees, directors and consultants in countries other than the United States may be given an opportunity to purchase our common stock. We anticipate that the international plan will assist us in retaining the services of such persons, in securing and retaining the services of persons capable of filling such positions and in providing incentives for such persons to exert maximum efforts for our success.

Administration

   The Board administers the international plan. Subject to the provisions of the international plan, it may construe and interpret the international plan and determine the persons to whom and the dates on which awards will be granted. It also may determine the number of shares of our stock to be subject to each award, the exercise and vesting schedule, the exercise price, the type of consideration and other terms of the award. Pursuant to its authority to delegate administration of the international plan to a committee of one or more Board members, the Board has delegated administration to its Compensation Committee. Therefore, as used herein, the "Board" refers to the Compensation Committee as well as to the Board itself.

Eligibility

   We intended the international plan to benefit mainly employees, directors and consultants who are neither citizens of, nor residents of, the United States. However, all of our employees and consultants and the employees, directors and consultants of our affiliates are eligible to participate in the international plan.

Stock Subject to the international plan

   We have reserved an aggregate of 2,500,000 shares of our common stock for issuance under the international plan. If awards granted under the international plan expire or otherwise terminate without being exercised, the shares of our stock not acquired pursuant to such awards again become available for issuance under the international plan. To date we have not made any awards under the international plan.

Terms of Options

   Exercise Price; Payment. The Board determines the exercise price of options. The participant must pay the exercise price either in cash or, if allowed by the Board, by delivery of other shares of our common stock, pursuant to a deferred payment arrangement or in any other form of legal consideration acceptable to the Board.

   Repricing. In the event of a decline in the value of our common stock, the Board has inherent authority to offer participants the opportunity to replace outstanding higher priced options with new lower priced options.

   Option Exercise. Options granted under the international plan may become exercisable in cumulative increments ("vest") as determined by the Board, and the Board may accelerate the time during which an option may vest or be exercised. In addition, options may permit exercise prior to vesting, but in such event the participant will be required to enter into an early exercise stock purchase agreement that allows us to repurchase unvested shares, generally at the participant's exercise price, should the participant's service terminate before vesting. To the extent provided by the terms of an option, a participant may satisfy any tax withholding obligation relating to the exercise of the option by a cash payment upon exercise, by authorizing us to withhold a portion of the stock otherwise issuable to the participant, by delivering already-owned shares of our common stock or by a combination of these means.

   Term. The terms and conditions of options will depend to a large extent upon the applicable law of the country where the participant resides. However, the term is expected to generally be 10 years, and options generally are expected to terminate three months after termination of the participant's service. If such termination is due to the participant's disability, the option generally may be exercised (to the extent the option was exercisable at the time of the termination of service) at any time within 12 months of such termination. If the participant dies during the option term, or within three months after termination of service, the option generally may be exercised (to the extent the option was exercisable at the time of the participant's death) within 18 months of the participant's death. A participant may designate a beneficiary who may exercise the option following the participant's death.

Terms of Stock Bonuses and Purchases of Restricted Stock

   Payment. The Board determines the purchase price of our stock under a restricted stock purchase agreement. However, the Board may award stock bonuses in consideration of past services without a purchase payment. The participant must pay the purchase price either in cash or, if allowed by the Board, by delivery of other shares of our common stock, pursuant to a deferred payment arrangement or in any other form of legal consideration acceptable to the Board.

   Vesting. Shares of stock sold or awarded under the international plan may, but need not be, subject to a repurchase option in favor of us in accordance with a vesting schedule as determined by the Board. The Board has the power to accelerate the vesting of stock acquired pursuant to a restricted stock purchase agreement or stock bonus award under the international plan.

Restrictions on Transfer

   The participant may not transfer an award otherwise than by will or by the laws of descent and distribution unless otherwise provided by the award terms.

Adjustment Provisions

   Transactions not involving our receipt of consideration, such as a merger, consolidation, reorganization, stock dividend, or stock split, may change the class and number of shares of our stock subject to the international plan and to outstanding awards. In that event, the Board will appropriately adjust the international plan as to the class and the maximum number of shares of our stock, and will adjust outstanding awards as to the class, number of shares and price per share of our stock.

Effect of Certain Corporate Events

   In the event of our dissolution or liquidation, outstanding awards will terminate. However, outstanding awards do not automatically terminate in the event of a change in control. A "change in control" means a sale, lease or other disposition of all or substantially all of our assets, a merger or consolidation in which we are not the surviving corporation, or a reverse merger in which we are the surviving corporation but the shares of our stock outstanding immediately preceding the merger are converted by virtue of the merger into other property. In the event of a change in control, any surviving corporation or acquiring corporation may assume or continue outstanding awards or may substitute similar awards. If it refuses to do so, then with respect to awards held by participants whose service has not terminated, the vesting of such awards (and, if applicable, the time during which such awards may be exercised) will be accelerated in full. The unexercised portion of all outstanding awards will terminate upon the change in control. The acceleration of an award in the event of a change in control may be viewed as an anti-takeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of us.

Duration, Amendment and Termination

   The Board may amend, suspend or terminate the international plan at any time or from time to time. Stockholder approval of the international plan or an amendment must be sought only if necessary under applicable laws or regulations, but the Board may submit the international plan and any amendment thereto for stockholder approval at its discretion.

Federal Income Tax Information

   Awards granted under the international plan to persons subject to United States taxation generally have the following federal income tax consequences:

   There are no tax consequences to the participant or to us by reason of the grant. Upon acquisition of the stock, the participant normally will recognize taxable ordinary income equal to the excess, if any, of the stock's fair market value on the acquisition date over the purchase price. However, to the extent the stock is subject to certain types of vesting restrictions, the taxable event will be delayed until the vesting restrictions lapse unless the participant elects to be taxed on receipt of the stock. With respect to employees, we are generally required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Internal Revenue Code and the satisfaction of a tax reporting obligation, we generally will be entitled to a business expense deduction equal to the taxable ordinary income realized by the participant.

   Upon disposition of our stock, the participant will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon acquisition (or vesting) of the stock. Such gain or loss will be long-term or short-term depending on whether the participant held the stock for more than one year. Slightly different rules may apply to participants who acquire stock subject to certain repurchase options.

   Long-term capital gains currently are generally subject to lower tax rates than ordinary income or short-term capital gains. The maximum long-term capital gains rate for federal income tax purposes is currently 20% while the maximum ordinary income rate and short-term capital gains rate is effectively 39.6%. Slightly different rules may apply to participants who acquire stock subject to our repurchase right.

                                   Proposal 3

               Ratification of Selection of Independent Auditors

   We have selected PricewaterhouseCoopers LLP as our independent auditors for the fiscal year ending December 31, 1999. We are submitting our selection of independent auditors for ratification by the stockholders at the Annual Meeting. PricewaterhouseCoopers LLP has audited our financial statements since November 1997. We expect that representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting, will have an opportunity to make a statement if they wish and will be available to respond to appropriate questions.

   The Bylaws do not require that the stockholders ratify the selection of PricewaterhouseCoopers LLP as our independent auditors. However, we are submitting the selection of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders do not ratify the selection, the Board of Directors and the Audit Committee will reconsider whether or not to retain PricewaterhouseCoopers LLP. Even if the selection is ratified, the Board of Directors and the Audit Committee in their discretion may change the appointment at any time during the year if we determine that such a change would be in the best interests of eBay and its stockholders.

   The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of PricewaterhouseCoopers LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

                       THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 3.

                             SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The following table sets forth certain information known to us with respect to beneficial ownership of the Common Stock as of April 1, 2000 by (i) each stockholder that we know is the beneficial owner of more than 5% of the Common Stock, (ii) each director and nominee for director, (iii) each of the executive officers named in the Summary Compensation Table and (iv) all executive officers and directors as a group.

                                                                  Shares
                                                            Beneficially Owned
                                                                   (1)
                                                            ------------------
Name of Beneficial Owner                                      Number   Percent
------------------------                                    ---------- -------
Pierre M. Omidyar (2)...................................... 35,249,371  27.0%
Jeffrey S. Skoll (3)....................................... 20,834,415  16.0
Margaret C. Whitman (4)....................................  6,434,250   4.9
Maynard G. Webb(5).........................................        --     *
Michael R. Jacobson(6).....................................    252,177    *
Brian T. Swette(7).........................................    517,872    *
Michael K. Wilson(8).......................................  1,689,438   1.3
Philippe Bourguignon(9)....................................        --     *
Scott D. Cook (10).........................................    386,583    *
Robert C. Kagle (11).......................................  1,308,692   1.0
Dawn G. Lepore(12).........................................        --     *
Howard D. Schultz (13).....................................    309,374    *
All directors and executive officers as a group ( 18
 persons) (14)............................................. 70,355,787  53.9

--------
 *Less than one percent.

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Unless otherwise indicated below, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Shares of common stock subject to options that are currently exercisable or exercisable within 60 days of April 1, 2000 are deemed to be outstanding for the purpose of computing the percentage ownership of the person holding those options, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. The percentage of beneficial ownership is based on 130,541,595 shares of Common Stock outstanding as of April 1, 2000.

(2) Mr. Omidyar is our Founder and Chairman of the Board. Includes 439,350 shares held by his spouse as to which he disclaims beneficially ownership. In addition, it includes 250,000 shares held by The Omidyar Foundation. Mr. Omidyar is trustee of the entity and disclaims beneficial ownership of the shares. The address for Mr. Omidyar is 2145 Hamilton Avenue, San Jose, California 95125.

(3) Mr. Skoll is our Vice President Strategic Planning and Analysis. As of April 1, 2000, 18,284,415 shares of the 20,834,415 shares he beneficially owned were vested and 2,550,000 were unvested and subject to our right of repurchase at their original purchase price of $0.0022 per share. The address for Mr. Skoll is 2145 Hamilton Avenue, San Jose, California 95125.

(4) Ms. Whitman is our President and Chief Executive Officer. As of April 1, 2000, 2,984,255 shares of the 6,434,250 shares she beneficially owned were vested and 3,449,995 were unvested and subject to our right of repurchase at their original purchase price of $0.067 per share. The address for Ms. Whitman is 2145 Hamilton Avenue, San Jose, California 95125.

(5) Mr. Webb is our President of eBay Technologies. The address for Mr. Webb is 2145 Hamilton Avenue, San Jose, California 95125.

(6) Mr. Jacobson is our Vice President, Legal Affairs and General Counsel. Includes 228,444 shares Mr. Jacobson has the right to acquire pursuant to outstanding options exercisable within 60 days. The address for Mr. Jacobson is 2145 Hamilton Avenue, San Jose, California 95125.

 (7) Mr. Swette is our Chief Operating Officer. Includes 517,500 shares Mr. Swette has the right to acquire pursuant to outstanding options exercisable within 60 days. The address for Mr. Swette is 2145 Hamilton Avenue, San Jose, California 95125.
 (8) Mr. Wilson is our Chief Scientist. Includes 281,250 shares Mr. Wilson has the right to acquire pursuant to outstanding options exercisable within 60 days. The address for Mr. Wilson is 2145 Hamilton Avenue, San Jose, California 95125.
 (9) The address for Mr. Bourguignon is c/o Club Mediterranee, 11 rue de Cambrai, 75019 Paris, France.
(10) Includes 215,625 shares Mr. Cook has the right to acquire pursuant to outstanding options exercisable within 60 days. The address for Mr. Cook is c/o Intuit, Inc., 2550 Garcia Avenue, M.S. 2475 Mountain View, California 94043.
(11) The shares are held by Robert & Joanne Kagle Trust UAD 4/4/96, Robert Kagle and Joanne Kagle, TTEES. The address for Mr. Kagle is c/o Benchmark Capital Management Co., L.L.C., 2480 Sand Hill Road, Suite 200, Menlo Park, California 94025.
(12) The address for Ms. Lepore is c/o The Charles Schwab Corporation, 101 Montgomery Street, M.S., 120-30-305, San Francisco, California 94104.

(13) Includes 116,016 shares held by Maveron LLC and 116,016 shares held by Maveron Equity Partners, L.P., a limited partnership in which Mr. Schultz is a member of the general partner. Mr. Schultz disclaims beneficial ownership of shares held by these entities except for his proportional interest in those shares. The address for Mr. Schultz is c/o Starbucks Corporation, 2401 Utah Ave. South, Seattle, Washington 98134. The address for Maveron is 800 Fifth Avenue, Suite 4100, Seattle, Washington 98104.

(14) Includes 1,261,776 shares subject to options exercisable within 60 days.

Section 16(a) Beneficial Ownership Reporting Compliance

   Section 16(a) of the Securities Exchange Act of 1934 (the "1934 Act") requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

   To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 1999, all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were complied with, except that Mr. Skoll failed to report a transaction on a Form 4 that occurred in November until his Form 4 filing in early January. In addition, Mr. Bourguignon, Ms. Lepore and Ms. Rebecca Guerra failed to timely file their initial report on Forms 3 by three to seven days.

                             EXECUTIVE COMPENSATION

Compensation of Directors

   Our directors do not receive cash compensation for their services as directors but are reimbursed for their reasonable expenses for attending Board and Board committee meetings.

   Under the 1998 Directors Stock Option Plan (the "Directors Plan"), members of the Board who are not employees of eBay, or any parent, subsidiary or affiliate of eBay, are eligible to participate in the Directors Plan. Option grants under the Directors Plan are automatic and nondiscretionary, and the exercise price of the options must be 100% of the fair market value of the Common Stock on the date of grant. Each eligible director will initially be granted an option to purchase 90,000 shares (an "Initial Grant") on the date elected to the Board of Directors. At each Annual Meeting, each eligible director will automatically be granted an additional option to purchase 15,000 shares if he or she has served continuously as a member of the Board since the date of his or her Initial Grant. In March 1999, the Board amended the Directors Plan to provide that no such grants would be made to eligible directors at the 1999 Annual Meeting. The term of these options is ten years, provided that they will terminate seven months following the date on which the director ceases to be a director or consultant of eBay (12 months if the termination is due to death or disability). All options granted under the Directors Plan will vest as to 25% of the shares on the first anniversary of the date of grant and as to 2.08% of the shares each month thereafter, provided the optionee continues as a director or consultant of eBay.

COMPENSATION OF EXECUTIVE OFFICERS

SUMMARY OF COMPENSATION

   The following table shows compensation earned during fiscal 1998 and 1999 by our Chief Executive Officer and four most highly-compensated executive officers at December 31, 1999 ( the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                       LONG-TERM AND OTHER
                                       ANNUAL COMPENSATION                COMPENSATION
                                ------------------------------------ -----------------------
                                                                     NUMBER OF
                                                                     SECURITIES  ALL OTHER
NAME AND 1999 PRINCIPAL  FISCAL                       OTHER ANNUAL   UNDERLYING COMPENSATION
POSITIONS                 YEAR   SALARY     BONUS(1) COMPENSATION(2)  OPTIONS      ($)(3)
-----------------------  ------ --------    -------- --------------- ---------- ------------
Margaret C. Whitman ....  1999  $195,000    $97,500      $1,500            --     $   455
 President and Chief      1998   145,833    100,000       1,500      7,200,000     34,894
 Executive Officer

Maynard G. Webb ........  1999   184,327(4) 108,000         --         500,000     23,175
 President eBay
 Technologies

Michael R. Jacobson.....  1999   160,000     56,000       1,500            --         379
 Vice President Legal     1998    52,262(5)  60,000       1,500        750,006        --
 Affairs and General
 Counsel

Brian T. Swette.........  1999   160,000     56,000         --             --         379
 Chief Operating Officer  1998    45,212(5)  35,000         --       1,800,000     22,498

Michael K. Wilson.......  1999   150,000     52,500         --             --         358
 Chief Scientist          1998   120,000     30,000         --             --         --

--------
(1) All 1999 bonuses represent amounts paid in 2000 for services rendered in 1999 and all 1998 bonuses represent amounts paid in 1999 for services rendered in 1998 except for signing bonuses of $108,000 paid to Mr. Webb in 1999 and $50,000 and $25,000, respectively paid to Mr. Jacobson and Mr. Swette in 1998.

(2) Represents matching contributions under our 401(k) Plan.

(3) Represents (i) a reimbursement for relocation expenses paid to Margaret C. Whitman and Brian T. Swette in 1998 and Maynard G. Webb ($22,815) in 1999 and (ii) insurance premiums paid by the Company with respect to group life insurance for the benefit of the Named Executive Officers.

(4) Mr. Webb's salary is $450,000 per annum.

(5) Mr. Swette's and Mr. Jacobson's salary in 1998 was $150,000 per annum.

   The following executive officers received grants of options in 1999 under the 1998 Stock Option Plan (the "1998 Plan").

                           Option Grants During 1999

                                                                         Potential Realizable
                                                                        Value at Assumed Annual
                         Number of  Percentage of                        Rates of Stock Price
                         Securities Total Options  Exercise             Appreciation for Option
                         Underlying   Granted to     Price                      Term(4)
                          Options     Employees    Per Share Expiration -----------------------
          Name           Granted(1) during 1999(2)    (3)       Date        5%          10%
          ----           ---------- -------------- --------- ---------- ----------- -----------
Margaret C. Whitman.....      --         --            --        -- --          --          --
Maynard G. Webb.........  500,000        8.2%       $84.38    08/03/09  $26,579,700 $67,082,100
Michael R. Jacobson.....      --         --            --          --           --          --
Brian T. Swette.........      --         --            --          --           --          --
Michael K. Wilson.......      --         --            --          --           --          --

--------
(1) Options granted in 1999 were granted under the 1998 Plan. All options granted were nonqualified stock options. The options were granted by the Board and generally vest over four years at the rate of 25% of the shares subject to the option on the first vesting date and 2.08% per month thereafter.

(2) Based on options to purchase 6,104,435 shares of the Company's Common Stock granted in fiscal year ended December 31, 1999.

(3) Options were granted at an exercise price equal to the fair market value of the Common Stock, as determined by the Board of Directors on the date of grant.

(4) Reflects the value of the stock option on the date of grant assuming (i) for the 5% column, a five-percent annual rate of appreciation in the Company's Common stock over the ten-year term of the option and (ii) for the 10% column, a ten-percent annual rate of appreciation in the Company's Common stock over the ten-year term of the option, in each case without discounting to net present value and before income taxes associated with the exercise. The 5% and 10% assumed rates of appreciation are based on the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of the future Common Stock price. The amounts in this table may not necessarily be achieved.

   The following table sets forth the number of shares acquired and the value realized upon exercise of stock options during 1999 and the number of shares of Common Stock subject to exercisable and unexercisable stock options held as of December 31, 1999 by each of the Named Executive Officers. The value at fiscal year end is measured as the difference between the exercise price and the fair market value at close of market on December 31, 1999, which was $125.19.

       Aggregate Option Exercises in 1999 and Values at December 31, 1999

                                                       Number of Securities
                          Number of                   Underlying Unexercised       Value of Unexercised In-the-Money
                           Shares                  Options at December 31, 1999     Options at December 31, 1999(2)
                         Acquired on    Value    --------------------------------- ---------------------------------
          Name            Exercise   Realized(1) Exercisable (#) Unexercisable (#) Exercisable ($) Unexercisable ($)
          ----           ----------- ----------- --------------- ----------------- --------------- -----------------
Margaret C. Whitman.....       --            --          --                --                --               --
Maynard G. Webb.........       --            --          --            500,000               --      $ 20,407,500
Michael R. Jacobson.....    89,995   $12,991,274     190,007           470,004       $22,836,911       56,489,780
Brian T. Swette.........   137,600    23,234,390     420,000         1,200,000        50,479,800      144,228,000
Michael K. Wilson.......       --            --      487,500           412,500        61,027,346       51,627,139

--------
(1) Value realized is based on the fair market value of the Common Stock on date of exercise minus the exercise price.

(2) Fair Market Value of the Company's Common stock on December 31, 1999 ($125.19) minus the exercise price of the option.

                           COMPENSATION ARRANGEMENTS

   Mr. Webb's employment offer letter of July 17, 1999 provides for an initial annual base salary of $450,000 and an annual target bonus of $300,000 earned and payable 12 months after the start date. This bonus will be determined based upon achievement of certain objectives. In addition, Mr. Webb received a one-time bonus of $108,000 payable at the end of 1999. Mr. Webb was also granted an option to purchase 500,000 shares of Common Stock.

  REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE
                                COMPENSATION/1/

   We constitute the Compensation Committee of the Board of Directors of eBay. Neither of us has been an officer or employee of eBay. We are responsible for establishing the compensation for the executive officers, including the CEO, of the Company.

   The goals of the Company's compensation program are to align compensation with business objectives and performance and to enable it to attract, retain and reward executive officers and other key employees who contribute to our long-term success and to motivate them to enhance long-term stockholder value. To meet these goals, we have adopted a mix of the compensation elements of salary, bonus and stock options.

   Base Salary. We meet at least annually to review and approve each executive officer's salary for the ensuing year. When reviewing base salaries, we consider the following factors: competitive pay practices, individual performance against goals, levels of responsibility, breadth of knowledge and prior experience. The relative importance of these factors varies, depending on the particular individual whose salary is being reviewed. To provide us with more information for making compensation comparisons, the Company provides us with surveys of compensation for a group of comparable companies with revenues similar to its own. Our objective in setting base salary is generally to pay salaries at a level roughly comparable to the median for similar sized companies (measured by revenue) and to bias cash compensation towards bonus compensation rather than salaries. For 1999, based in part on the recommendation of the CEO, we increased the salary levels of the executive officers (other than the CEO) to a level closer to this median level and eliminated most of the differences among executive officers who were hired before our initial public offering that were due to different hire dates. We set the base salary level at $150,000 for all but two of the executive officers hired prior to 1999 and at $160,000 for those two officers. The salaries of executive officers hired after our public offering were determined primarily by negotiation with such individuals at the time of their hiring. Meg Whitman's 1999 salary was increased by $20,000 to $195,000 based on her 1998 performance tempered by our desire to substantially bias her cash compensation towards her bonus. The performance factors we took into account in making this decision were revenue growth, the successful transition from an entrepreneurial organization to a larger, more structured one, infrastructure development, the filling out of the executive team and the integration of the new executives with the founding team, and the Company's successful public offering.

   Bonus. The bonus program is a discretionary program for our executive officers and other key employees. We meet in the first quarter following the year for which the awards are to be made to determine the amount of the bonuses. The bonus award depends on the extent to which business and individual performance objectives are achieved. The Company's objectives consist of operating, strategic and financial goals that are considered
--------
/1/ The material in this report is not "soliciting material," is not deemed "filed" with the SEC, and is not to be incorporated by reference into any filing of the Company under the 1933 Act or 1934 Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

to be critical to its fundamental long-term goal of building stockholder value. The primary financial goals for 1999 were contribution from operations and revenue. We determined to award bonuses at the target level to our executive officers notwithstanding the Company's failure to meet its Q2 financial goals as the result of credits given for the June outage. We determined to do this taking into account the Company's very strong growth in revenues, gross merchandise sales and users, its successful recovery from the June outage, and its expansion into numerous new business areas including autos, regional, international, payments, premium and practical and small business to small business. We also modified our executive incentive and management incentive plans for 2000 to provide for quarterly pay outs based on Company-wide and individual goals. Vice Presidents will no longer participate in the Company wide success sharing program and will have target pay outs of 30%-40% of base salary.

   Stock Options. The Company's stock option plans are designed to provide its employees with an opportunity to share, along with its stockholders, in the Company's long-term performance. Initial grants of stock options are generally made to eligible employees upon commencement of employment, with additional grants being made to certain employees periodically or following a significant change in job responsibilities, scope or title. Stock options under the option plans generally vest over a four-year period and expire ten years from the date of grant. The exercise price of our options is usually 100% of the fair market value of the common stock on the date of grant.

   Guidelines for the initial number of stock options for each participant under the option plans are generally determined by a formula providing a range of option grants for each job level. Follow-on option grants are based upon a number of factors, including performance of the individual, job level, potential, and past option grants. The Company made its first set of Company-wide follow-on grants (which did not include the executive staff) in early 2000. The Board of Directors has delegated the authority to make option grants to non-officers to a Non-Officer stock option grant committee consisting of Meg Whitman and Pierre Omidyar. All initial stock option grants to executive officers have been negotiated as part of their hiring and we have not yet adopted a follow-on stock option program for executives. We believe the existing grants and vesting schedules currently align the objectives of the executive team with those of the Company's stockholders.

   The Company is limited by Section 162(m) of the Internal Revenue Code of 1986 to a deduction for federal income tax purposes of up to $1 million of compensation paid to certain Named Executive Officers in a taxable year. Compensation above $1 million may be deducted if it is "performance-based compensation." We do not expect this limitation to affect the Company in 2000.

   CEO Compensation. The Committee used the same procedures described above in setting the annual compensation for our CEO. In considering Meg Whitman's salary and bonus we not only considered the factors described above, but also took into consideration her accomplishments in reorganizing and increasing the Company's senior management team as the Company's business expanded is scope and grew in size. Taking all of these factors into account, we determined that Meg Whitman should receive her target bonus of 50% of her base salary or $97,500.

   Summary. Through the plans described above, a significant portion of our compensation program for our executive officers (including our CEO) is contingent upon the individual's and the Company's performance, and realization of benefits by our CEO and the other executive officers is closely linked to increases in long-term stockholder value. We remain committed to this philosophy of pay for performance, recognizing that the competitive market for talented executives and the volatility of our business may result in highly variable compensation during any given annual period.

                                          COMPENSATION COMMITTEE
                                          Robert C. Kagle
                                          Howard D. Schultz

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

   As noted above, the Compensation Committee as of March 21, 2000 was comprised of two non-employee directors: On that date Mr. Bourguignon was added to the Committee with Messrs. Kagle and Schultz. No member of the Compensation Committee is or was formerly an officer or an employee of the Company. No interlocking relationship exists between the Board of Directors or Compensation Committee and the board of directors or compensation committee of any other company, nor has such interlocking relationship existed in the past.

Performance Measurement Comparison(1)

   The following graph shows the total stockholder return of an investment of $100 in cash on September 24, 1998 (the Company's first day of trading) for eBay common stock and an investment of $100 in cash on that day for (i) the Nasdaq National Market Index and (ii) the Goldman Sachs Internet Index. The Goldman Sachs Internet Index is a modified-capitalization weighted index of 21 stocks representing the Internet industry, including Internet content and access providers, Internet software and services companies and e-commerce companies. Historic stock performance is not necessarily indicative of future stock price performance. All values assume reinvestment of the full amount of all dividends and are calculated daily:

                        [PERFORMANCE GRAPH APPEARS HERE]

                                     Goldman Sachs
Measurement Point     eBay Inc.     Internet Index       Nasdaq
-----------------     ---------     --------------       ------
    09/24/98            100.00          100.00           100.00
    09/25/98             94.72          102.80           101.35
    09/28/98            101.84          105.04           101.10
    09/29/98            103.17          105.24           100.80
    09/30/98             95.12          102.46            98.46
    10/01/98             84.43           90.99            93.72
    10/02/98             84.43           96.03            93.88
    10/05/98             75.72           92.78            89.32
    10/06/98             77.05           90.42            87.82
    10/07/98             65.17           83.21            85.02
    10/08/98             61.21           78.39            82.49
    10/09/98             64.91           82.04            86.76
    10/12/98             66.49           87.95            89.87
    10/13/98             62.01           85.35            87.74
    10/14/98             63.59           86.74            89.57
    10/15/98             68.86           93.34            93.65
    10/16/98             75.99           92.03            94.22
    10/19/98             95.78           94.35            95.84
    10/20/98             98.15           92.58            95.28
    10/21/98            106.72           95.84            97.34
    10/22/98            108.84          100.33            98.97
    10/23/98            105.80          100.05            98.46
    10/26/98            154.88          103.98           100.27
    10/27/98            174.14          103.61            99.84
    10/28/98            168.86          104.28           100.99
    10/29/98            168.60          108.11           102.14
    10/30/98            175.46          107.40           102.97
    11/02/98            177.30          114.96           104.68
    11/03/98            177.30          112.67           103.96
    11/04/98            174.54          117.95           106.00
    11/05/98            171.37          118.90           106.79
    11/06/98            177.30          119.95           107.92
    11/09/98            217.41          125.86           108.18
    11/10/98            276.25          129.97           108.44
    11/11/98            244.72          124.85           108.24
    11/12/98            265.96          127.02           107.60
    11/13/98            261.61          124.59           107.42
    11/16/98            269.39          128.78           108.22
    11/17/98            271.50          131.17           109.19
    11/18/98            311.34          141.93           110.29
    11/19/98            303.43          140.49           111.59
    11/20/98            310.28          141.40           112.08
    11/23/98            407.38          155.28           114.94
    11/24/98            415.43          153.95           114.27
    11/25/98            431.66          155.16           115.40
    11/26/98            431.66          155.16           115.40
    11/27/98            460.15          161.11           117.21
    11/30/98            417.14          147.00           113.32
    12/01/98            437.46          152.07           116.48
    12/02/98            428.49          148.55           115.98
    12/03/98            394.71          140.63           113.60
    12/04/98            385.21          146.38           116.44
    12/07/98            367.80          149.96           118.62
    12/08/98            373.34          154.05           118.28
    12/09/98            378.95          155.55           119.19
    12/10/98            392.87          152.59           117.18
    12/11/98            405.27          154.38           117.96
    12/14/98            397.88          149.99           114.33
    12/15/98            409.49          155.68           116.99
    12/16/98            471.76          159.35           116.80
    12/17/98            503.03          160.99           118.81
    12/18/98            532.44          166.37           121.26
    12/21/98            625.58          184.95           124.28
    12/22/98            635.34          189.03           123.29
    12/23/98            629.01          202.43           126.28
    12/24/98            603.68          204.05           125.73
    12/25/98            603.68          204.05           125.73
    12/28/98            602.89          224.44           126.74
    12/29/98            578.22          219.70           126.79
    12/30/98            533.76          206.28           125.96
    12/31/98            509.23          211.61           127.46
    01/01/99            509.23          211.61           127.46
    01/04/99            506.59          210.23           128.35
    01/05/99            472.82          211.94           130.86
    01/06/99            597.35          227.26           134.91
    01/07/99            629.01          237.41           135.22
    01/08/99            617.14          245.37           136.28
    01/11/99            615.29          284.56           138.58
    01/12/99            507.64          268.12           134.90
    01/13/99            454.87          253.44           134.67
    01/14/99            475.58          244.45           132.35
    01/15/99            471.49          240.15           136.50
    01/18/99            471.49          240.15           136.50
    01/19/99            485.21          255.09           139.98
    01/20/99            451.18          238.22           140.39
    01/21/99            383.63          223.59           136.29
    01/22/99            415.29          229.14           135.95
    01/25/99            459.09          237.45           137.72
    01/26/99            466.22          252.26           141.45
    01/27/99            640.62          259.20           139.93
    01/28/99            617.67          278.43           144.00
    01/29/99            586.01          279.22           145.68
    02/01/99            553.02          273.76           145.91
    02/02/99            536.66          264.04           143.19
    02/03/99            587.32          270.06           144.95
    02/04/99            504.48          260.31           140.09
    02/05/99            467.01          254.14           137.97
    02/08/99            487.59          241.94           139.79
    02/09/99            449.33          221.66           134.32
    02/10/99            447.49          224.81           134.25
    02/11/99            505.53          251.87           139.83
    02/12/99            498.14          239.62           134.97
    02/15/99            498.14          239.62           134.97
    02/16/99            487.85          231.51           134.50
    02/17/99            491.81          223.71           130.73
    02/18/99            496.30          225.37           131.40
    02/19/99            505.53          232.40           132.73
    02/22/99            588.38          246.34           136.16
    02/23/99            596.56          257.73           138.13
    02/24/99            603.68          253.50           135.98
    02/25/99            632.17          253.42           135.25
    02/26/99            705.00          254.50           133.00
    03/01/99            681.78          259.13           133.41
    03/02/99            741.27          257.32           131.31
    03/03/99            782.04          256.63           131.67
    03/04/99            828.34          257.59           133.28
    03/05/99            945.10          263.06           135.92
    03/08/99           1082.83          280.50           139.37
    03/09/99           1052.75          279.26           139.10
    03/10/99            981.90          286.16           139.86
    03/11/99            949.85          286.90           140.22
    03/12/99            899.19          280.43           138.43
    03/15/99            992.98          294.02           141.34
    03/16/99            999.32          296.74           141.79
    03/17/99            986.26          298.40           141.19
    03/18/99           1017.92          306.37           143.17
    03/19/99           1011.59          309.93           140.74
    03/22/99            982.30          321.76           139.27
    03/23/99            926.89          303.49           135.02
    03/24/99            920.56          301.59           137.49
    03/25/99           1009.21          325.40           141.53
    03/26/99            978.34          324.47           140.62
    03/29/99            935.80          337.91           144.90
    03/30/99            868.32          342.42           144.17
    03/31/99            869.50          345.58           143.08
    04/01/99            877.82          352.26           144.93
    04/02/99            877.82          352.26           144.93
    04/05/99            941.93          389.86           148.81
    04/06/99            962.51          394.38           148.99
    04/07/99            949.85          381.58           147.90
    04/08/99           1087.58          387.42           149.59
    04/09/99           1161.19          396.79           150.73
    04/12/99           1118.45          412.41           151.06
    04/13/99           1094.70          416.80           150.17
    04/14/99           1031.38          383.58           145.77
    04/15/99           1132.69          372.68           146.59
    04/16/99           1114.49          361.28           144.39
    04/19/99            975.97          298.36           136.35
    04/20/99           1029.00          324.46           140.07
    04/21/99           1055.91          351.58           144.64
    04/22/99           1089.16          366.37           148.90
    04/23/99           1267.26          373.57           150.59
    04/26/99           1323.45          399.22           154.16
    04/27/99           1325.04          386.44           151.27
    04/28/99           1219.36          359.85           148.25
    04/29/99           1361.45          357.03           146.97
    04/30/99           1317.91          360.72           147.81
    05/03/99           1207.10          340.87           147.39
    05/04/99           1147.73          329.77           144.46
    05/05/99           1182.95          346.85           147.32
    05/06/99           1111.32          327.23           143.71
    05/07/99           1118.84          328.24           145.53
    05/10/99           1224.51          345.65           146.85
    05/11/99           1236.78          363.29           149.20
    05/12/99           1258.55          361.76           151.51
    05/13/99           1218.97          349.14           150.09
    05/14/99           1177.02          339.03           146.94
    05/17/99           1256.57          353.54           148.91
    05/18/99           1200.37          348.92           148.71
    05/19/99           1246.28          351.52           149.82
    05/10/99           1181.77          335.61           147.77
    05/21/99           1206.11          328.50           146.49
    05/24/99           1160.40          304.17           142.63
    05/25/99           1038.11          287.59           138.40
    05/26/99           1103.80          304.27           141.09
    05/27/99           1070.16          293.89           140.62
    05/28/99           1122.01          308.95           143.61
    05/31/99           1122.01          308.95           143.61
    06/01/99           1054.33          289.53           140.21
    06/02/99           1068.97          285.53           141.39
    06/03/99           1021.48          272.30           139.70
    06/04/99           1067.00          285.15           144.06
    06/07/99           1160.40          296.51           146.73
    06/08/99           1163.56          283.81           143.84
    06/09/99           1158.81          285.20           146.44
    06/10/99           1156.84          276.19           144.43
    06/11/99           1050.37          259.54           142.29
    06/14/99            861.20          232.49           139.41
    06/15/99            858.03          240.05           140.36
    06/16/99            941.93          273.11           146.36
    06/17/99            929.27          280.98           147.89
    06/18/99            925.71          288.23           149.01
    06/21/99            962.91          304.48           152.89
    06/22/99            938.37          291.61           149.99
    06/23/99            927.29          298.90           151.02
    06/24/99            899.98          288.91           148.46
    06/25/99            861.20          279.63           148.38
    06/28/99            886.92          287.92           151.27
    06/29/99            891.27          296.29           153.58
    06/30/99            958.55          309.56           156.11
    07/01/99            947.67          313.49           157.30
    07/02/99            909.48          319.59           159.33
    07/05/99            909.48          319.59           159.33
    07/06/99            891.27          326.83           159.08
    07/07/99            875.44          320.50           159.45
    07/08/99            849.72          327.16           161.12
    07/09/99            859.61          325.07           162.36
    07/12/99            809.75          309.56           162.20
    07/13/99            791.54          312.70           161.49
    07/14/99            778.88          312.88           163.81
    07/15/99            804.20          307.02           165.05
    07/16/99            778.68          301.55           166.51
    07/19/99            745.24          294.53           164.52
    07/20/99            715.16          282.02           158.82
    07/21/99            730.19          294.26           160.54
    07/22/99            688.25          282.37           156.04
    07/23/99            682.70          283.13           156.50
    07/26/99            660.94          266.05           152.25
    07/27/99            630.46          267.88           155.74
    07/28/99            664.50          278.65           157.29
    07/29/99            647.48          266.20           153.46
    07/30/99            618.59          261.21           153.37
    08/02/99            577.82          252.87           152.51
    08/03/99            534.29          239.77           150.43
    08/04/99            479.67          228.16           147.65
    08/05/99            588.11          239.27           149.15
    08/06/99            527.17          234.34           148.11
    08/09/99            504.21          224.99           146.42
    08/10/99            565.16          226.39           144.75
    08/11/99            555.27          232.27           149.10
    08/12/99            578.62          237.79           148.20
    08/13/99            620.57          246.43           153.33
    08/16/99            690.22          250.02           153.76
    08/17/99            745.63          258.10           155.27
    08/18/99            797.48          262.06           154.49
    08/19/99            720.30          249.21           152.38
    08/20/99            778.88          253.45           153.94
    08/23/99            787.98          264.09           158.08
    08/24/99            752.75          266.60           159.99
    08/25/99            816.87          276.00           163.08
    08/26/99            813.31          269.98           161.28
    08/27/99            805.79          264.21           160.37
    08/30/99            756.32          255.20           157.68
    08/31/99            795.10          257.50           159.23
    09/01/99            772.15          251.21           159.90
    09/02/99            768.98          249.22           158.94
    09/03/99            845.36          267.61           165.26
    09/06/99            845.36          267.61           165.26
    09/07/99            847.34          264.44           164.92
    09/08/99            853.28          260.74           163.27
    09/09/99            914.63          270.38           165.78
    09/10/99           1000.51          277.57           167.82
    09/13/99            936.79          263.42           165.36
    09/14/99            981.51          268.40           166.73
    09/15/99            962.51          263.29           163.58
    09/16/99            960.93          260.44           163.15
    09/17/99            892.86          260.37           166.81
    09/20/99            861.20          260.28           167.77
    09/21/99            890.48          258.48           163.99
    09/22/99            944.31          272.70           166.14
    09/23/99            875.44          260.13           159.87
    09/24/99            924.91          269.51           159.29
    09/27/99            878.61          270.37           160.54
    09/28/99            873.86          275.95           160.22
    09/29/99            880.19          287.20           158.71
    09/30/99            893.25          285.03           159.63
    10/01/99            875.25          283.71           159.09
    10/04/99            881.78          282.36           162.52
    10/05/99            894.05          287.43           162.74
    10/06/99            960.54          303.12           166.08
    10/07/99            950.64          313.70           166.29
    10/08/99            956.97          317.17           167.79
    10/11/99            948.26          311.83           169.50
    10/12/99            916.60          299.49           166.97
    10/13/99            867.53          285.81           162.83
    10/14/99            896.81          290.62           163.16
    10/15/99            849.32          276.94           158.80
    10/18/99            820.04          272.27           156.32
    10/19/99            846.16          280.04           156.26
    10/20/99            923.73          292.44           162.07
    10/21/99            940.35          293.73           162.87
    10/22/99            903.15          287.60           163.72
    10/25/99            955.39          292.73           163.69
    10/26/99            962.51          290.14           163.43
    10/27/99            878.22          280.72           162.91
    10/28/99            862.39          283.23           167.13
    10/29/99            855.65          290.94           172.43
    11/01/99            867.53          294.94           172.50
    11/02/99            831.12          291.55           173.32
    11/03/99            804.60          296.38           176.04
    11/04/99            823.20          302.57           177.64
    11/05/99            843.78          311.30           180.33
    11/08/99            867.53          330.35           182.75
    11/09/99            854.07          322.06           181.65
    11/10/99            844.17          322.04           183.45
    11/11/99            842.99          318.09           185.85
    11/12/99            866.74          330.50           187.24
    11/15/99            890.88          333.06           187.15
    11/16/99            926.10          348.61           191.42
    11/17/99            893.65          344.56           190.04
    11/18/99            964.10          357.60           194.56
    11/19/99            924.13          357.05           195.85
    11/22/99            977.15          374.53           197.20
    11/23/99           1061.06          373.32           194.31
    11/24/99           1136.65          385.94           198.83
    11/25/99           1136.65          385.94           198.83
    11/26/99           1122.01          390.69           200.41
    11/29/99           1074.12          379.98           198.88
    11/30/99           1045.23          359.02           193.92
    12/01/99           1013.17          364.22           194.94
    12/02/99           1057.89          384.76           200.70
    12/03/99           1131.90          390.80           204.65
    12/06/99           1117.65          404.16           206.12
    12/07/99           1036.92          419.23           208.50
    12/08/99           1028.61          417.20           208.45
    12/09/99           1017.13          439.69           208.92
    12/10/99           1041.27          453.51           210.44
    12/13/99           1022.67          457.48           212.64
    12/14/99            953.41          430.53           207.62
    12/15/99            923.33          427.32           210.54
    12/16/99            943.52          436.81           215.95
    12/17/99            952.22          435.36           218.16
    12/20/99            943.91          441.86           219.95
    12/21/99            914.23          472.16           227.35
    12/22/99            946.68          468.33           228.87
    12/23/99            901.17          453.26           230.74
    12/24/99            901.17          453.26           230.74
    12/27/99            848.53          443.46           231.08
    12/28/99            885.73          439.20           230.89
    12/29/99            909.08          453.82           234.92
    12/30/99            854.47          444.35           234.66
    12/31/99            792.73          445.02           236.54

--------
(1) This Section is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of the Company under the 1933 Act or the 1934 Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

                              CERTAIN TRANSACTIONS

   Since January 1, 1998, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or are a party in which the amount involved exceeds $60,000 and in which any director, executive officer or holder of more than 5% of the Common Stock had or will have a direct or indirect interest other than (i) compensation arrangements, which are described where required under "Executive Compensation," and (ii) the transactions described below.

   Officer Loans. From January 1998 through June 1998, in connection with the exercise of stock options granted under the 1996 Plan and the 1997 Plan, we permitted Margaret C. Whitman, our President and Chief Executive Officer, to purchase 7,200,000 shares of Common Stock in exchange for a $60,000 cash payment, a $180,000 Secured Full Recourse Promissory Note dated February 3, 1998 and a $240,000 Secured Non-Recourse Promissory Note dated February 3, 1998; Steven P. Westly, now our Senior Vice President, General Manager Premium and International, to purchase 2,484,000 shares of Common Stock in exchange for cash payments totaling $17,920 and Secured Full Recourse Promissory Notes dated January 27, 1998, May 21, 1998, May 26, 1998 and June 26, 1998 in the amounts of $71,280, $16,200, $7,200 and $50,400, respectively; Michael K. Wilson, now our Chief Scientist, to purchase 1,800,000 shares of Common Stock in exchange for a $1,000 cash payment and a Secured Full Recourse Promissory Note dated January 28, 1998 in the amount of $9,000 and Gary F. Bengier, our Chief Financial Officer, to purchase 1,575,000 shares of Common Stock in exchange for a $5,250 cash payment and a Secured Full Recourse Promissory Note dated January 26, 1998 in the amount of $47,250. Each note was secured by the Common Stock purchased with the note except for Ms. Whitman's notes which were each secured by all the shares purchased with both the full recourse and the non-recourse notes. Each note bore interest at the rate of 8%, compounded semi-annually. Interest on the unpaid principal was due on December 1 of each year and the principal balance is due in full on December 1, 2002. Ms. Whitman, Mr. Westly, Mr. Bengier and Mr. Wilson paid off the full principal and accrued interest on their respective notes on, respectively, January 27, 1999, December 1, 1998, December 23, 1998 and March 15, 1999. The maximum amount of indebtedness during 1999 for Ms. Whitman and Mr. Wilson was $425,193.42 and $9,815.51, respectively. Mr. Webb, our President of eBay Technologies has a one-year term loan with the Company. The promissory note is dated August 28, 1999 and is due and payable on August 28, 2000. The note bears interest at the rate of 5.3%. The original amount of the loan was $2,958,044.63 which was immediately paid down to a principle amount of $2,058,044.63. The maximum indebtedness was on the date of issue. Mr. Jeffrey D. Jordan our Vice President Regionals and Services has a four year, non-interest bearing loan in the amount of $250,000, with no principal payments due, assuming his continued employment with the Company, until the end of year four (i.e., a balloon payment).

                                 OTHER MATTERS

   The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, the persons named in the accompanying proxy intend to vote on those matters in accordance with their best judgment.

                                          By Order of the Board of Directors

                                          /s/ Michael R. Jacobson

                                          Michael R. Jacobson
                                          Secretary

--------------------------------------------------------------------------------

                                   eBay Inc.
                    PROXY SOLICITED BY BOARD OF DIRECTORS
                    FOR THE ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON MAY 23, 2000

     The undersigned hereby appoints Michael R. Jacobson and Gary F. Bengier, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of eBay Inc. that the undersigned may be entitled to vote at the Annual Meeting of Stockholders of eBay Inc. to be held on Tuesday, May 23, 2000, at 9:00 a.m. local time at the Network Meeting Center at Techmart, Silicon Valley Room, 5201 Great America Parkway, Santa Clara, California 95054, and at any and all continuations and adjournments of that meeting, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

--------------------------------------------------------------------------------
                           --FOLD AND DETACH HERE--

--------------------------------------------------------------------------------
UNLESS YOU INDICATE OTHERWISE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH YOUR INSTRUCTIONS.

Please mark
your votes as   [X]
indicated in
this example

                                                           FOR                        WITHHOLD AUTHORITY
WE RECOMMEND A VOTE FOR THE NOMINEES FOR       all nominees listed to the           to vote for all nominees
DIRECTOR LISTED TO THE RIGHT.                  right (except as written in)          listed to the right

Proposal 1: To elect three directors to hold               [ ]                               [ ]
office until the 2003 Annual Meeting.

Nominees: Dawn G. Lepore, Pierre M. Omidyar and Howard D. Schultz
To withhold authority to vote for any nominee, write that nominee's name below:

-------------------------------------------------------------------------------

                  WE RECOMMEND A VOTE FOR PROPOSALS 2 AND 3.

Proposal 2: To approve the 1999 Global Equity Incentive     Proposal 3: To ratify the election of PricewaterhouseCoopers LLP
            Plan.                                                       as independent auditors of the Company for our fiscal year ending December 31, 2000.

       FOR      AGAINST     ABSTAIN                                                    FOR      AGAINST     ABSTAIN
       [ ]        [ ]         [ ]                                                      [ ]        [ ]         [ ]

                                                       I/WE WILL ATTEND
                                                         THE MEETING        [ ]


                            Dated: --------------------------------------, 2000

                            ---------------------------------------------------

                            ---------------------------------------------------
                                               Signature(s)

                            Please sign exactly as your name or names appear hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate names and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by an authorized person.


PLEASE VOTE, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE
            THAT IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.

--------------------------------------------------------------------------------
                           --FOLD AND DETACH HERE--

                               VOTE BY TELEPHONE
                           QUICK***EASY***IMMEDIATE
          YOUR VOTE IS IMPORTANT! -- YOU CAN VOTE IN ONE OF TWO WAYS:
1. TO VOTE BY PHONE: Call toll-free 1-800-840-1208 on a touch tone telephone 24 hours a day - 7 days a week
   There is NO CHARGE to you for this call. - Have your proxy card in hand.
You will be asked to enter a Control Number, which is located in the box in the lower right hand corner of this form
________________________________________________________________________________

OPTION 1  To vote as the Board of Directors recommends on ALL proposals, press 1
________________________________________________________________________________

                   When asked, please confirm by pressing 1.
________________________________________________________________________________

OPTION 2  If you choose to vote on each Proposal separately, press 0. You will hear these instructions.
________________________________________________________________________________
Proposal 1 - To vote FOR ALL nominees, press 1; to WITHHOLD FOR ALL nominees, press 9
To WITHHOLD FOR AN INDIVIDUAL nominee, press 0 and listen to the instructions

    Proposal 2 - To vote FOR, press 1; AGAINST, press 9; ABSTAIN, press 0.

                   When asked, please confirm by Pressing 1.
                                      or
                                      --
2. TO VOTE BY PROXY: Mark, sign and date your proxy card and return promptly in the enclosed envelope.

NOTE: If you vote by telephone, THERE IS NO NEED TO MAIL BACK your proxy card.

                             THANK YOU FOR VOTING.